Exhibit 99.1

NOT FOR DISSEMINATION IN THE UNITED STATES OR FOR DISTRIBUTION TO
U.S. NEWSWIRE SERVICES

Response Biomedical Corporation Announces
Completion of Rights Offering

FOR IMMEDIATE RELEASE

Vancouver, British Columbia, December 30, 2011 – Response Biomedical Corporation (TSX: RBM, OTCBB: RPBIF) is pleased to announce that it has completed its previously announced rights offering (the “Rights Offering”).

Response issued a total of approximately 90.1 million Units (“Units”) under the Rights Offering at a price of $0.0746 per Unit, for gross proceeds of approximately $6.7 million.  Each Unit consists of one common share and one common share purchase warrant (“Warrants”), with each Warrant enabling the holder thereof to acquire one additional common share (“Warrant Shares”) at an exercise price of $0.0746 per Warrant Share for a period of five years after the closing of the Rights Offering.

Pursuant to the terms of a Standby Purchase Agreement dated November 28, 2011 among Response and OrbiMed Private Investments III, LP, OrbiMed Asia Partners, LP, and OrbiMed Associates III, LP (collectively, the “Standby Purchasers”), the Standby Purchasers subscribed for an aggregate of approximately 67.0 million Units for an aggregate purchase price of approximately $5.0 million.

This news release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein in the United States or to or for the account or benefit of a U.S. person (a “U.S. Person”), as defined under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or a person in the United States.  The securities described herein have not been and will not be registered under the U.S. Securities Act and may not be offered or sold in the United States or to or for the account or benefit of a U.S. Person or a person in the United States absent registration under the U.S. Securities Act and applicable state securities laws, or absent an available exemption from such registration requirements.

Statements contained in this news release relating to future results, events or developments, including, but not limited to, statements containing the words "believes," "may," "could", "plans," "will," "estimate," "continue," "anticipates," "intends," "expects", “goal” and similar expressions, are "forward-looking statements" or “forward-looking information” under applicable U.S. and Canadian securities laws.  Forward-looking statements or information are subject to the related assumptions made by us and involve known and unknown risks, uncertainties and other factors that may cause actual results, events or developments to be materially different from those expressed or implied by such statements or information.

Many of such risks, uncertainties and other factors form part of our underlying assumptions, and include, among other things, financial risks that would affect our operations such as our limited available working capital and cash flows and whether and for how long available funds will be sufficient to fund our operations, and our ability to raise additional capital as and when needed; our need for substantial additional funding to conduct research and development and commercialization activities; current financial market conditions which may negatively affect our ability to obtain financing; the ability to obtain regulatory approval and shareholder acceptance of planned financings, and other factors referenced in our amended annual report on Form 20-F, our Annual Information Form (AIF) and other filings with Canadian and United States securities regulatory authorities.

Given these uncertainties, assumptions and risks, readers are cautioned not to place undue reliance on such forward-looking statements or information. We disclaim any obligation to update, or to publicly announce any revisions to, any such statements or information to reflect future results, events or developments, except as required by law.

Contacts

Response Biomedical Corporation:
Patricia Massitti, 604-456-6010
VP, Administration & Corporate Communications
pmassitti@responsebio.com